CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report on U.S. Global Investors Funds (comprising, respectively, U.S. Treasury Securities Cash Fund, U.S. Government Securities Savings Fund, Near-Term Tax Free Fund, Tax Free Fund, Equity Income Fund, All American Equity Fund, China Region Opportunity Fund, Global Resources Fund, World Gold Fund and Gold Shares Fund) dated August 16, 2001 (and to all references to our Firm) included in or made part of Post-Effective Amendment No. 88 to Registration Statement File Nos. 02-35439 and 811-1800.


/S/ARTHUR ANDERSEN LLP


Boston, Massachusetts
October 26, 2001